Exhibit 4.10

AMENDMENT TO INDENTURE

AMENDMENT TO INDENTURE (this “Indenture Amendment”), dated as of March 6, 2013, between Good Sam Enterprises, LLC, a Delaware limited liability company (the “Company”), the Parent (as defined in the Indenture defined below), the Guarantors (as defined in the Indenture defined below), and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, the Parent and the Guarantors have heretofore executed and delivered to the Trustee an indenture dated as of November 30, 2010, as heretofore amended and supplemented (the “Indenture”), providing for the issuance of 11.50% Senior Secured Notes due 2016 (the “Notes”);

WHEREAS, the Company has proposed amending Section 5.09(b)(i) of the Indenture to increase the amount of Indebtedness that may be incurred by certain Restricted Subsidiaries pursuant to the Credit Facilities from $25.0 million to $35.0 million;

WHEREAS, Section 10.02 of the Indenture provides, among other things, that the Indenture Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and such consent to this Indenture Amendment has heretofore been obtained.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.                                      CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      AMENDMENT TO SECTION 5.09(b)(i). Section 5.09(b)(i) of the Indenture is hereby amended in its entirety and replaced with the following:

“(i) the Incurrence by the Company or any Guarantor (including any Guarantees thereof) of Indebtedness pursuant to the Credit Facilities in an aggregate principal amount at any time outstanding not to exceed the sum of (A) $35.0 million, plus (B) in the event of any refinancing of any such Indebtedness, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently repay any such Indebtedness pursuant to Section 5.10;”

3.                                    EFFECTIVENESS. This Indenture Amendment shall be effective upon execution by the parties hereto.

4.                                    RECITALS. The recitals contained herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or effectiveness of this Indenture Amendment.

5.                                    NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AMENDMENT.

6.                                    COUNTERPARTS. The parties hereto may sign any number of copies of this Indenture Amendment (including by electronic transmission).  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture Amendment and of signature pages by facsimile or portable document format transmission shall constitute effective execution and delivery of this Indenture Amendment as to the parties hereto and may be used in lieu of the original Indenture Amendment for all purposes.  Signatures of the parties hereto transmitted by facsimile or portable document format shall be deemed to be their original signatures for all purposes.

7.                                    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture Amendment to be duly executed as of the day and year first above written.

GOOD SAM ENTERPRISES, LLC

By:	/s/ Brent Moody
Name:	Brent Moody
Title:	EVP/Chief Administrative and Legal Officer

CAMPING WORLD, INC.
CAMPING WORLD CARD SERVICES, INC.
CAMPING WORLD INSURANCE SERVICES OF
KENTUCKY, INC.
CAMPING WORLD INSURANCE SERVICES OF
NEVADA, INC.
CAMPING WORLD INSURANCE SERVICES OF
TEXAS, INC.
CWI, INC.
CW MICHIGAN, INC.
OUTDOOR BUYS, INC.

By:	/s/ Brent Moody
Name:	Brent Moody
Title:	EVP/Chief Administrative and Legal Officer

AFFINITY BROKERAGE, LLC
AFFINITY GUEST SERVICES, LLC
AFFINITY ROAD & TRAVEL CLUB, LLC
AGI PRODUCTIONS, LLC
AMERICAS ROAD & TRAVEL CLUB, INC.
CAMP COAST TO COAST, LLC
COAST MARKETING GROUP, LLC
EHLERT PUBLISHING GROUP, LLC
GOLF CARD INTERNATIONAL, LLC
GOLF CARD RESORT SERVICES, LLC
GSS ENTERPRISES, LLC
POWER SPORTS MEDIA, LLC
TL ENTERPRISES, LLC
VBI, LLC

By:	/s/ Brent Moody
Name:	Brent Moody
Title:	EVP/Chief Administrative and Legal Officer

AFFINITY GROUP HOLDING, LLC

By:	/s/ Brent Moody
Name:	Brent Moody
Title:	EVP/Chief Administrative and Legal Officer

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:	/s/ Melonee Young
Name:	Melonee Young
Title:	Vice President